UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2010 (December 2, 2010)

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 2, 2010, TPC Group Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. The matters voted upon and the final voting results are as stated below.

•	The stockholders elected each of the director nominees as set forth below:

Proposal No. 1:	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors

James A. Cacioppo	9,146,711	340,422	3,299,531
Michael E. Ducey	9,160,798	326,335	3,299,531
Kenneth E. Glassman	9,156,716	330,417	3,299,531
Richard B. Marchese	9,160,798	326,335	3,299,531
Jeffrey M. Nodland	9,160,708	326,425	3,299,531
Charles W. Shaver	9,161,408	325,725	3,299,531
Jeffrey A. Strong	9,145,401	341,732	3,299,531

•	The stockholders voted on one management proposal as set forth below:

Proposal No. 2:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of appointment of independent registered public accountants	12,699,526	82,916	4,222	0

All seven nominated directors were elected to serve for an additional term until the Company’s 2011 Annual Meeting of Stockholders and the appointment of Grant Thornton LLP as the independent registered public accountants for the transition period ending December 31, 2010 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: December 6, 2010	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary